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                                                                  EXHIBIT 3.1.10

                                   CERTIFICATE
                                       OF
                     LIMITED LIABILITY COMPANY DOMESTICATION

      The undersigned, Kenneth T. Joyce, authorized person of Amkor International Holdings, in accordance with 6 Del. C. ss.18-212 oF the Delaware Code does hereby certify:

      FIRST: The corporation was first formed on March 19, 1998 in the Cayman Islands.

      SECOND: The name of the non-United States entity immediately prior to the filing of this Certificate of Limited Liability Company Domestication was Amkor International Holdings.

      THIRD: The name of the limited liability company as set forth in the Certificate of Formation is Amkor International Holdings, LLC.

      FOURTH: The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the non-United States entity immediately prior to the filing of this Certificate of Limited Liability Company Domestication was the Cayman Islands.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, I, being an authorized person and being duly authorized to sign this Certificate of Limited Liability Company Domestication have made, signed and sealed this Certificate of Limited Liability Company Domestication on December 22, 2004.

                                     /s/ Kenneth T. Joyce
                                     ------------------------------
                                     Kenneth T. Joyce
                                     Authorized Person

    SIGNATURE PAGE TO CERTIFICATE OF LIMITED LIABILITY COMPANY DOMESTICATION